Exhibit 99.4

UNIVERSAL HEALTH SERVICES, INC.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE ITS

$700,000,000 Principal Amount of its 1.650% Senior Secured Notes due 2026

(CUSIP No. 913903AZ3),

$800,000,000 Principal Amount of its 2.650% Senior Secured Notes due 2030

(CUSIP No. 913903AW0), and

$500,000,000 Principal Amount of its 2.650% Senior Secured Notes due 2032

(CUSIP No. 913903BA7)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”),

FOR AN EQUAL PRINCIPAL AMOUNT OF ITS

1.650% Senior Secured Notes due 2026 (CUSIP Nos. 913903 AX8 and U91477 AF3),

2.650% Senior Secured Notes due 2030 (CUSIP Nos. 913903 AV2 and U91477 AE6), and

2.650% Senior Secured Notes due 2032 (CUSIP Nos. 913903 AY6 and U91477 AG1)

that were issued and sold in transactions exempt from registration under the Securities Act

Pursuant to the Prospectus, dated

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, and the related Letter of Transmittal must be used to accept the offer (the “Exchange Offer”) of Universal Health Services, Inc., a Delaware corporation (the “Issuer”), to exchange the above-referenced notes registered under the Securities Act (the “Exchange Notes”) for the above-referenced outstanding unregistered notes (the “Original Notes”) made pursuant to the Prospectus, dated                      (as it may be amended or supplemented from time to time, the “Prospectus”), if (1) certificates representing the Original Notes are not immediately available; (2) certificates representing the Original Notes, the Letter of Transmittal, or any other document required to be delivered cannot be delivered to U.S. Bank Trust Company, National Association (the “Exchange Agent”) on or prior to the Exchange Date (as defined below); or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the Expiration Date.

This Notice of Guaranteed Delivery may be delivered by hand, facsimile, mail or overnight carrier to the Exchange Agent. See “The Exchange Offers - Procedures for Tendering” in the Prospectus. In addition, to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offers, (a) a properly completed and duly executed Notice of Guaranteed Delivery must be delivered on or prior to the Expiration Date and (b) a properly completed and duly executed Letter of Transmittal relating to the Original Notes (or facsimile thereof or, in the case of a book-entry transfer, an agent’s message in lieu thereof) and any other required documents and tendered Original Notes in proper form for transfer (or confirmation of a book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) must be received by the Exchange Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus or the Letter of Transmittal, as the case may be.

The Exchange Offers and withdrawal rights will expire at 5:00 p.m., New York City time, on                      (the “Expiration Date”), unless extended.

The Exchange Agent for the Exchange Offers is:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

For Information or to Confirm by Telephone:

(800) 934-6802

By Mail, Overnight Mail or Courier:

If by Mail: U.S. Bank National Association Global Corporate Trust 111 Fillmore Ave E Mail Station EP-MN-WS2N St. Paul, MN 55107 Attention: Specialized Finance Group	If by Hand or Overnight Mail: U.S. Bank National Association Global Corporate Trust 111 Fillmore Ave E St. Paul, MN 55107 Attention: Specialized Finance Group

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE WHEN PERMITTED TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as such term is used in the Prospectus), such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Original Notes indicated below, pursuant to the guaranteed delivery procedures described in the Prospectus and Instruction 9 of the Letter of Transmittal.

Aggregate Principal Amount Tendered*:

Name of Registered Holder(s):

Certificate No(s). (if available):

Total Principal Amount Represented by Initial Note Certificate(s):

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*Must be in denominations of U.S. $2,000 and any integral multiple of $1,000.

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, personal representatives, trustees in bankruptcy and legal representatives.

PLEASE COMPLETE AND SIGN

Signature of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:

Address:

Area Code and Telephone No.:

This Notice of Guaranteed Delivery must be signed by the holder(s) of the Original Notes exactly as their name(s) appear on certificates for the Original Notes or on a security position listing as the owner of the Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information, and unless waived by Issuer, provide proper evidence satisfactory to Issuer of such person’s authority to act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a firm that is a member of a registered national securities exchange, a member of a firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another Eligible Guarantor Institution (as defined in the Prospectus), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Letter of Transmittal, together with the Original Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that (1) it must deliver to the Exchange Agent the Letter of Transmittal or a manually signed facsimile thereof, or an agent’s message in lieu thereof, and the Original Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at DTC within the time period set forth above, and (2) that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
Authorized Signature:

Name:
(Please Type or Print)

Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:

NOTE: Do not send certificates for Original Notes with this form. Actual surrender of certificates for Original Notes must be made pursuant to, and be accompanied by, an executed Letter of Transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Original Notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt required is recommended to ensure proper delivery. As an alternative to delivery by mail, holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 9 of the Letter of Transmittal.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to in Notice of Guaranteed Delivery, the signatures must correspond exactly with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name of the participant is shown on DTC’s security position listing, and also must be accompanied by such opinions of counsel, certifications and other information as the Issuer or the trustee for the Original Notes may require in accordance with the restrictions on transfer applicable to the Original Notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit evidence satisfactory of their authority so to act with this Notice of Guaranteed Delivery, unless waived by the Issuers.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Notice of Guaranteed Delivery. Additional copies of the Prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery and Form W-8 may be obtained from the Exchange Agent at the address and telephone or facsimile numbers indicated above, or from your broker, dealer, commercial bank, trust company or other nominee.